Exhibit 10.2

GOVERNANCE AGREEMENT

among

ACCURAY INCORPORATED

and

TCW ASSET MANAGEMENT COMPANY LLC

dated as of

June 6, 2025

TABLE OF CONTENTS

GOVERNANCE AGREEMENT

This Governance Agreement (this “Agreement”), dated as of June 6, 2025 (the “Effective Date”), is entered into between Accuray Incorporated (the “Company”) and TCW Asset Management Company LLC (“TCW”).

RECITALS

WHEREAS, as contemplated by the terms of the letter agreement, dated as of April 29, 2025 (the “Proposal Letter”), between the Company and The Private Credit Group of TCW Asset Management Company LLC, the parties hereto desire to memorialize and provide for certain governance rights that are contemplated by the Proposal Letter;

WHEREAS, concurrent with the execution of this Agreement, the Company and certain of its Affiliates are entering into a Financing Agreement with TCW and certain of its Affiliates, and certain other parties thereto (the “Financing Agreement”), pursuant to which the Lenders (as defined therein) have agreed to extend credit to the Company and certain of its Affiliates consisting of (a) a Term Loan A (as defined therein) in the aggregate principal amount of $120,000,000, (b) a Term Loan B (as defined therein) in the aggregate principal amount of $30,000,000, (c) a Delayed Draw Term Loan (as defined therein) in an original aggregate committed amount of $20,000,000 and (d) in a revolving credit facility in an aggregate principal amount of $20,000,000; and

WHEREAS, in connection with the execution of the Financing Agreement, the Company is granting TCW and certain of its Affiliates warrants to purchase Shares of the Company’s common stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01.    Defined Terms.  Except as expressly provided herein, capitalized terms used herein and not otherwise defined shall have the meanings specified or referenced in this Article 1.

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Board Designation Notice” has the meaning set forth in Section 2.01.

“Business Day” means a day other than a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.

“Bylaws” means the Amended and Restated Bylaws of the Company as in effect on the Effective Date, as amended, modified, supplemented, or restated from time to time in accordance with the terms of this Agreement.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as filed with the Secretary of State of the State of Delaware prior to the Effective Date, and as amended, modified, supplemented, or restated from time to time in accordance with the terms of this Agreement.

“Company” has the meaning set forth in the preamble.

“Effective Date” has the meaning set forth in the preamble.

“Financing Agreement” means the Financing Agreement dated June 6, 2025, by and among the Company and TCW and the other parties thereto.

“Governing Documents” means the Certificate of Incorporation and the Bylaws.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Proposal Letter” has the meaning set forth in the recitals.

“Shares” means shares of common stock, $0.001 par value per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization.

“Stock Exchange Rules” means the rules and regulations of the NASDAQ Stock Market LLC or, if the Shares are listed on another primary securities exchange, of the securities exchange on which the Shares are listed at such time.

“TCW” has the meaning set forth in the preamble.

“TCW Director” has the meaning set forth in Section 2.01.

“TCW Observer” has the meaning set forth in Section 2.02.

Article 2
Governance Rights

Section 2.01.    Board Designation Rights.  Following the Effective Date, TCW shall have the right to designate one individual (such individual, the “TCW Director”) to be appointed as a director to the Board by delivery of written notice to the Company (the “Board Designation Notice”). Upon the execution of this Agreement, the following rights and obligations shall apply:

(a)    Prior to the first meeting of the Board scheduled to occur after the date of this Agreement, the Company shall take or have taken all corporate and other action necessary to increase the size of the Board to nine (9) members and the number of authorized Class III directors to three (3) members.

(b)    Prior to the first meeting of the Board scheduled to occur after the date of this Agreement, the Company shall take or have taken all corporate and other action reasonably necessary to cause the TCW Director to be appointed as a director to the Board and to fill the vacancy on the Board. The TCW Director shall be designated as a Class III director, with a term expiring at the 2027 annual meeting of stockholders.

(c)    The Company shall nominate the TCW Director (or any replacement thereof as provided for in this Agreement) for re-election to the Board at each subsequent meeting of the stockholders of the Company held to consider a vote on the election of the class of directors of which the TCW Director is a member.

(d)    The Company shall use the same level of effort that is used by the Company to cause the election of the other directors that are not the TCW Director, but in any event no less than commercially reasonable efforts, to cause the election of the TCW Director (including by (i) recommending that the Company’s stockholders vote in favor of the election of the TCW Director to the Board, (ii) including the TCW Director in the Company’s proxy statement and proxy card for such annual meeting, (iii) undertaking efforts to solicit from the stockholders of the Company eligible to vote for the election of directors proxies in favor of the TCW Director to the same extent it does for all other Company directors and (iv) otherwise supporting the TCW Director for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate).

(e)    If at any time a vacancy occurs on the Board with respect to the directorship of the TCW Director (by reason of such director’s death, disability, resignation or removal), TCW shall have the right to designate a replacement TCW Director for appointment to fill such vacancy. The TCW Director may resign from the Board at any time, and, subject to applicable law and the Governing Documents, TCW shall have the right at any time to remove (with or without cause) the TCW Director.

(f)     If the Nominating and Corporate Governance Committee of the Company determines in good faith that the TCW Director designated by TCW (i) is not qualified to serve on the Board consistent with its duly adopted policies and procedures applicable to all directors or (ii) does not satisfy the applicable requirements of the national securities exchange on which the Shares are listed for trading, regarding service as a director of the Company, the Company shall notify TCW and TCW shall withdraw its Board Designation Notice (or, if the TCW Director has already been appointed, cause such director to resign), and TCW shall have the right to designate a different TCW Director.

(g)    The Company shall take or cause to be taken all lawful action reasonably necessary to ensure at all times that the Governing Documents are not at any time inconsistent with the provisions of this Agreement.

(h)    In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

Section 2.02.    Board Observer.  Following the Effective Date and throughout the term of this Agreement, at any time during which a TCW Director is serving on the Board, TCW shall have the right to designate two individuals (such individuals, the “TCW Observers”), each to be appointed as a non-voting observer to the Board by delivery of written notice to the Company. The TCW Observers shall have the right to attend all meetings of the Board, except as otherwise required by applicable law or Stock Exchange Rules, and may participate in discussions at such meetings at the discretion of the Board. The TCW Observers shall have the right to receive all notices, minutes, consents, information and materials relating to meetings of the Board that the TCW Observers have the right to attend at the same time that such notices, minutes, consents, information and materials are distributed to the members of the Board; provided, however, that the Company reserves the right to withhold any information and to exclude such TCW Observers from any meeting or portion thereof if the Board determines in good faith that access to such information or attendance at such meeting would reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel, where the sole purpose of such meeting or portion thereof is to address matters that may reasonably be deemed to constitute actual or potential conflicts of interest between the TCW Director, such TCW Observer or TCW (solely in its capacity as a lender or agent under the Financing Agreement), on the one hand, and the Company, on the other hand, including, without limitation, discussions regarding the refinancing or repayment of, covenant negotiations with respect to, defaults under or amendment, waiver or forbearance negotiations with respect to, the Loan Documents (as defined in the Financing Agreement).  The TCW Observers may share the materials received pursuant to the preceding sentence with Affiliates of TCW, for the purposes of such Persons’ interests in the loans to, or equity investment in, the Company, including TCW’s and its Affiliates’ directors, officers, managers, partners, employes, advisors, consultants, accountants and attorneys; provided, however, that such recipients must be subject to confidentiality restrictions no less onerous than those applicable to the TCW Observers. In the event that a TCW Observer is excluded from access to any materials or meetings pursuant to this Section 2.02, the Company will, prior to such exclusion, and to the extent practicable, provide such TCW Observer with a notice of the occurrence of and basis for the exclusion, along with a general description of the matter for which the exclusion occurred.  The Company shall reimburse the TCW Observers for all reasonable and documented out-of-pocket costs and expenses (including travel expenses) incurred in connection with the TCW Observers’ attendance at meetings of the Board. The presence of the TCW Observers shall not be taken into account or required for the purposes of establishing a quorum.

Article 3
Term and Termination

Section 3.01.    Term and Termination.  This Agreement shall take effect immediately upon the Effective Date and shall terminate upon the earliest of:

(a)    the first date on which both (i) the Company has paid in full all of the Obligations (as defined in the Financing Agreement) due under the Financing Agreement and (ii) TCW (collectively with its Affiliates) has legal and beneficial ownership of shares of common stock (including shares issuable pursuant to warrants issued by the Company calculated on a “cash exercise” basis) of less than 5% of the Company’s then-outstanding common stock; and

(b)    the mutual agreement of the Company and TCW in writing.

Section 3.02.    Effect of Termination.

(a)    The termination of this Agreement shall terminate all rights and obligations of the parties to this Agreement to each other, except that such termination shall not affect the rights contained herein which by their terms are intended to survive termination of this Agreement.

(b)    The following provisions shall survive the termination of this Agreement: this Section 3.02 and Article 4 hereof.

Article 4
Miscellaneous

Section 4.01.    Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, shall be paid by the party incurring such costs and expenses.

Section 4.02.    Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and TCW hereby agree, at the request of the Company or TCW, to execute and deliver such additional documents, certificates, instruments, conveyances, and assurances and to take such further actions as may be required to carry out the provisions hereof.

Section 4.03.    Notices.

(a)    All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

(b)    Communications pursuant to this Section 4.03 must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.03):

(i)    if to the Company, as follows:

Accuray Incorporated

1240 Deming Way

Madison, Wisconsin 53717

Attention: Chief Legal Officer

Email: jchew@accuray.com

with a copy to:

Davis Polk & Wardwell LLP
900 Middlefield Avenue, Suite 200
Redwood City, California 94063

Attention: Alan F. Denenberg
E-mail: alan.denenberg@davispolk.com

(ii)    if to TCW, as follows:

TCW Asset Management Company LLC

1251 Avenue of the Americas, Suite 4700

New York, New York 10020
E-mail: ryan.carroll@tcw.com; TCW@alterdomus.com
Attention: Ryan Carroll

with a copy to:

Milbank LLP
2029 Century Park East, Suite 3300

Los Angeles, CA 90067
E-mail: jtanderson@milbank.com; mgrant@milbank.com
Attention: Jason Anderson; Maya Grant

Section 4.04.    Interpretation.  For purposes of this Agreement: (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits, and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 4.05.    Severability.  If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.06.    Entire Agreement.  This Agreement and the Governing Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Governing Document, TCW and the Company shall, to the extent permitted by applicable law, amend such Governing Document to comply with the terms of this Agreement.

Section 4.07.    Successors and Assigns; Assignment.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. No party shall assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party hereto. Any purported assignment or delegation in violation of this Section shall be null and void.

Section 4.08.    No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement

Section 4.09.    Amendment and Modification.  This Agreement may only be amended, modified, or supplemented by an instrument in writing executed by the Company and TCW. Any such written amendment, modification, or supplement will be binding upon the Company and TCW.

Section 4.10.    Waiver.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 4.11.    Governing Law.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable laws of the United States of America.

Section 4.12.    Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 4.03, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE

CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

Section 4.13.    Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OTHER PARTY HERETO TO ENTER INTO THIS AGREEMENT.

Section 4.14.    Equitable Remedies.  Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 4.15.    Remedies Cumulative.  The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 4.16.    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:

ACCURAY INCORPORATED

By:
Name:
Title:

[Signature Page to Governance Agreement]

TCW:

TCW ASSET MANAGEMENT COMPANY LLC

By:
Name: Ryan Carroll
Title: Managing Director

[Signature Page to Governance Agreement]